Exhibit 99.1

March 31, 2015

Liberty Media Corporation to Hold Annual Meeting of Stockholders

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Media Corporation (Nasdaq: LMCA, LMCB, LMCK)  will be holding its Annual Meeting of Stockholders on Tuesday, June 2, 2015, at 9:00 a.m., M.D.T., at the corporate offices of Starz, 8900 Liberty Circle, Englewood, Colorado 80112.  The record date for the meeting is 5:00 p.m., New York City time, on April 7, 2015.  At the meeting, Liberty Media Corporation may make observations regarding the company’s financial performance and outlook.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the webcast.  An archive of the webcast will also be available on this website for 30 days after appropriate filings have been made with the SEC.

About Liberty Media Corporation

Liberty Media Corporation (Nasdaq:  LMCA, LMCB, LMCK) owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries SiriusXM and Atlanta National League Baseball Club, Inc., its interest in Live Nation Entertainment, and minority equity investments in Time Warner Inc. and Viacom.

Liberty Media Corporation
Courtnee Ulrich, 720-875-5420

Source: Liberty Media Corporation